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                                                                    EXHIBIT 23.1

                                 PUBLICARD, INC.
                            AND SUBSIDIARY COMPANIES

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements on Form S-3 File Nos., 333-80447, 333-87597, 333-89917, 333-33788 and 333-53204 and
Registration Statements on Form S-8 File Nos. 33-88876, 333-72411, 333-43466 and 333-43468 of PubliCARD, Inc. of our report dated March 24, 2003, relating to the consolidated financial statements of PubliCARD, Inc. as of and for the year ended December 31, 2002 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the Company's ability to continue as a going concern and the application of procedures performed in regards to certain disclosures in the 2001 and 2000 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures) appearing in this Annual Report on Form 10-K of PubliCARD, Inc. for the year ended December 31, 2002.

/s/Deloitte & Touche LLP

New York, New York
March 24, 2003